For Immediate Release
February 12, 2021

PNM Resources Shareholders Overwhelmingly Approve Merger with Avangrid
Merger on track to close in second half of 2021

(ALBUQUERQUE, N.M.) –PNM Resources, Inc. (NYSE: PNM) shareholders voted overwhelmingly to approve the merger agreement with AVANGRID, Inc. at a special shareholders meeting held earlier today. Under the terms of the proposed merger, PNM Resources shareholders will receive $50.30 in cash for each share of PNM Resources common stock held at closing.

“We are delighted by the overwhelming shareholder support of this merger,” said Pat Vincent-Collawn, PNM Resources’ chairman, president and CEO. “We remain focused on the ultimate goal of this merger to provide benefits to customers, employees and communities by advancing our utilities into the clean energy future. We continue to move forward on the remaining regulatory approvals in New Mexico and Texas, along with federal approvals, to realize these benefits for our stakeholders.”

Of the shares voted, approximately 93 percent voted to approve the proposed merger agreement, reflecting approximately 70 percent of shares issued and outstanding on the record date. PNM Resources will report the final vote results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

Clearances under the Hart-Scott-Rodino Act and the Committee on Foreign Investment in the United States (CFIUS) have already been received. Approvals continue to be pursued from the Federal Communications Commission, Nuclear Regulatory Commission, Federal Energy Regulatory Commission, Public Utility Commission of Texas and New Mexico Public Regulation Commission.

PNM Resources continues to anticipate that the closing of the merger will occur in the second half of 2021, subject to the satisfaction or waiver of the remaining customary conditions to closing, including among other things, receipt of other required state and federal regulatory approvals.

Background: PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2020 consolidated operating revenues of $1.5 billion. Through its regulated utilities, PNM and TNMP, PNM Resources provides electricity to approximately 800,000 homes and businesses in New Mexico and Texas. PNM serves its customers with a diverse mix of generation and purchased power resources totaling 2.8 gigawatts of capacity, with a goal to achieve 100% emissions-free energy by 2040. For more information, visit the company's website at www.PNMResources.com.

CONTACTS:
Analysts Media
Lisa Goodman Ray Sandoval
(505) 241-2160 (505) 241-2782

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for PNM Resources, Inc. (“PNMR”), Public Service Company of New Mexico (“PNM”), or Texas-New Mexico Power Company (“TNMP”) (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. Additionally, there are risks and uncertainties in connection with the proposed acquisition of us by AVANGRID which may adversely affect our business, future opportunities, employees and common stock, including without limitation, (i) the expected timing and likelihood of completion of the pending Merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the pending Merger that could reduce anticipated benefits or cause the parties to abandon the transaction, (ii) the failure by AVANGRID to obtain the necessary financing arrangement set forth in commitment letter received in connection with the Merger, (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (iv) the risk that the parties may not be able to satisfy the conditions to the proposed Merger in a timely manner or at all, , and (v) the risk that the proposed transaction could have an adverse effect on the ability of PNMR to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K, Form 10-Q filings and the information included in the Company’s Forms 8-K with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.
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